Exhibit 99.1

Lipocine Announces LPCN 1154 Phase 3 Data Accepted for Oral Presentation at 2026 ASCP Annual Meeting

SALT LAKE CITY, May 19, 2026 /PRNewswire/ — Lipocine Inc. (NASDAQ: LPCN), a biopharmaceutical company leveraging its proprietary technology platform to augment therapeutics through effective oral delivery, today announced that its Phase 3 clinical data for LPCN 1154 have been selected for oral and poster presentation at the 2026 American Society of Clinical Psychopharmacology (ASCP) Annual Meeting, to be held May 26–29, 2026, in Miami, FL.

Oral Presentation details

Title:	Novel Oral Rapid-Acting Neuroactive Steroid for Treatment of Postpartum Depression: A Placebo-Controlled Phase 3 Clinical Trial of LPCN 1154

Presenter:	Benjamin Bruno, PhD, Vice President, Clinical Development, Lipocine

Session:	Pharmaceutical Pipeline (Oral Presentation)

Date:	Tuesday, May 26, 2026

Time:	3:20 PM ET

Location:	Loews Miami Beach Hotel, Miami, FL

The presentation will highlight results from Lipocine’s Phase 3 placebo-controlled trial evaluating LPCN 1154 (oral brexanolone) for the treatment of postpartum depression (PPD).

Poster Presentation

Date:	Wednesday, May 27, 2026

Time:	11:45 AM – 1:30 PM ET

Session:	Poster Session 1, Pharmaceutical Pipeline

Poster number:	W98

“We are pleased that our Phase 3 data for LPCN 1154 was selected for an oral presentation at this year’s ASCP meeting, a leading forum for clinical psychopharmacology research,” said Mahesh V. Patel, Ph.D., President and Chief Executive Officer of Lipocine.

About LPCN 1154

LPCN 1154, oral brexanolone, a non-SSRI, is chemically identical to the endogenous human hormone allopregnanolone. Brexanolone is a positive allosteric modulator of y-aminobutyric acid (GABAA) receptor. LPCN 1154 has the potential for rescue therapy for PPD with acute stabilization of symptoms in hours and no intensive monitoring requirement. LPCN 1154 has demonstrated clinically meaningful improved tolerability including low CNS depressant side effects, without the risks of disassociation or hallucination of psychedelics, thus potentially enabling a safe, at-home intervention, preserving the maternal-infant bond.

About Lipocine

Lipocine is a biopharmaceutical company leveraging its proprietary technology platform to develop innovative products with effective oral delivery. Lipocine has drug candidates in development as well as drug candidates for which we are exploring partnerships. Our drug candidates represent enablement of differentiated, patient friendly oral delivery options for favorable benefit to risk profile which target large addressable markets with significant unmet medical needs.

Lipocine’s development pipeline includes: LPCN 1154 for the treatment of postpartum depression, LPCN 2201 for treatment of major depressive disorder, LPCN 2101 for the treatment of epilepsy, LPCN 2203 targeted for the management of essential tremor, LPCN 2401 as an aid for improved body composition in obesity management, LPCN 1148 targeted for the management of symptoms associated with liver cirrhosis, and LPCN 1107 our candidate for prevention of preterm birth. TLANDO, a novel oral prodrug of testosterone containing testosterone undecanoate developed by Lipocine, is approved by the FDA for conditions associated with a deficiency of endogenous testosterone, also known as hypogonadism, in adult males. For more information, please visit www.lipocine.com.

Forward-Looking Statements

This release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include statements that are not historical facts regarding our development of LPCN 1154 and related efforts with the FDA, the potential uses and benefits of LPCN 1154 on the treatment of PPD, the commercial potential for LPCN 1154, and potential strategic opportunities. Investors are cautioned that all such forward-looking statements involve risks and uncertainties, including, without limitation, the risks that we may not be successful in developing product candidates, we may not have sufficient capital to complete the development processes for our product candidates or we may decide to allocate our available capital to other product candidates, we may not be able to enter into partnerships or other strategic relationships to monetize our assets, safety and efficacy studies, including those relating to LPCN 1154, may not be successful or may not provide results that would support the submission of a NDA, the FDA may not approve any of our products, risks related to our products, expected product benefits not being realized, clinical and regulatory expectations and plans not being realized, new regulatory developments and requirements, risks related to the FDA approval process including the receipt of regulatory approvals and our ability to utilize a streamlined approval pathway for LPCN 1154, the results and timing of clinical trials, patient acceptance of Lipocine’s products, the manufacturing and commercialization of Lipocine’s products, and other risks detailed in Lipocine’s filings with the SEC, including, without limitation, its Form 10-K and other reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Lipocine assumes no obligation to update or revise publicly any forward-looking statements contained in this release, except as required by law.

SOURCE Lipocine Inc.

For further information:

Krista Fogarty

Phone: (801) 994-7383

kf@lipocine.com

Investors:

PJ Kelleher

Phone: (617) 430-7579

pkelleher@lifesciadvisors.com